UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 25, 2020

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 25, 2020, Wynn Resorts, Limited (the "Company") held its 2020 Annual Meeting of Stockholders (the "Annual Meeting"). The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal, as certified by American Election Services, LLC, the independent inspector of elections for the Annual Meeting, were as follows:

Proposal 1: Election of Directors

To elect three Class III directors, each to serve until the 2023 Annual Meeting of Stockholders:

Director Nominees	Votes For	Votes Withheld	Broker Non-Votes
Richard J. Byrne	80,578,349	795,899	13,373,698
Patricia Mulroy	80,273,638	1,100,610	13,373,698
Clark T. Randt, Jr.	79,477,170	1,897,078	13,373,698

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

To ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

Votes For	Votes Against	Abstain	Broker Non-Votes
93,880,396	732,690	134,860	—

Proposal 3: Approval, on an Advisory Basis, of our Executive Compensation

To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers as described in the Proxy Statement:

Votes For	Votes Against	Abstain	Broker Non-Votes
75,106,754	6,175,677	91,817	13,373,698
Proposal 4: Approval of an Amendment to the 2014 Omnibus Incentive Plan to Increase the Authorized Shares by 1,500,000 Shares
To approve an amendment to the Company's 2014 Omnibus Incentive Plan to increase the authorized shares by 1,500,000 shares:

Votes For	Votes Against	Abstain	Broker Non-Votes
76,706,182	4,588,720	79,346	13,373,698

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: June 30, 2020	By:	/s/ Ellen Whittemore
Ellen Whittemore
Executive Vice President and General Counsel